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                                                               Exhibit 10.83

                       [CARTER-WALLACE, INC. LETTERHEAD]



                                                   December 12, 2000


Ms. Nancy E. Katz
President & Chief Operating Officer
Calypte Biomedical Corporation
1265 Harbor Bay Parkway
Alameda, CA 94502


     RE: DISTRIBUTION AGREEMENT DATED SEPTEMBER 9, 1999 BETWEEN CALYPTE BIOMEDICAL CORPORATION AND CARTER-WALLACE, INC. (THE "AGREEMENT")


This will serve to confirm the agreement between Calypte Biomedical Corporation ("Calypte") and Carter-Wallace, Inc. ("CW") with respect to the grant to Calypte of an option (as defined below) to terminate the captioned Agreement on the following terms:

     1. Calypte is hereby granted the option to terminate the Agreement on [*] (the "Option").

     2. Calypte may exercise the Option, at its sole discretion, at any time prior to midnight, San Francisco time, on [*] by giving written notice via facsimile or overnight delivery to CW.

     3. Should Calypte exercise the Option, it will on [*] purchase from CW at CW's cost all remaining CW inventory of products covered by the Agreement (the "Products") in CW's possession on [*].

     4. Calypte will pay to CW on the dates indicated below the following amounts as consideration for the grant of the Option by CW.

          [*]

[*] Certain information in this exhibit has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

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     5.   Commencing on the date of execution of this letter agreement,
          Calypte will have a co-exclusive right to sell the urine-based Products to non-CW customers in market areas listed on Schedule A hereto.

     6. In consideration for the grant of the Option by CW, if Calypte exercises the Option and CW is able to convert any four of the potential customers listed on Schedule B hereto to use the Products on or prior to [*], Calypte will make an additional payment of [*] to CW on [*].

     7. Should Calypte exercise the Option, CW shall collaborate with Calypte to effect on [*] a smooth transition of the business covered by the Agreement. This will include supplying Calypte with a copy of the customer list for the Products by [*] and supplying to Calypte the remaining useable selling materials for the Products in CW's possession no later than [*].

     8. If Calypte exercises the Option, effective [*] Calypte will assume all responsibility and liability for the Products covered by the Agreement, including without limitation, the responsibility for providing technical service for the Products, even if the Products had previously been sold by CW.

     9. Except as indicated below, neither party shall make an announcement concerning this letter agreement or Calypte's exercise of the Option until [*]. If Calypte elects to exercise the Option prior to [*] any such announcement will be subject to the review and the written approval of both parties. Calypte and CW each reserve the right to make such disclosures in such manner and at such time as each should reasonably determine, upon advice of counsel, are required by law.


                                         Very truly yours,

                                         CARTER-WALLACE, INC.

                                         /s/ RALPH LEVINE
                                         -------------------------------------
                                         Ralph Levine
                                         President and Chief Operating Officer

ACCEPTED AND AGREED TO:

CALYPTE BIOMEDICAL CORPORATION


By: /s/ NANCY E. KATZ
   ------------------------------

Date:    12/20/00
     ----------------------------



[*] Certain information in this exhibit has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

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                                Calypte Biomedical
                                    Schedule A
                                       [*]



























[*] Certain information in this exhibit has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

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                                Calypte Biomedical
                                    Schedule B
                                       [*]



























[*] Certain information in this exhibit has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.